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                                                                   Exhibit 23.02

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-80851) and related Prospectus and Registration Statements (Form S-8 Nos. 333-25927, 333-79841, 333-86179, 333-38460, 333-57882, 333-68422,
333-76822, 333-89258, and 333-89252) pertaining to the 1985 Stock Option Plan,
1992 Stock Plan, 1993 Directors Stock Option Plan, 1993 Employee Stock Purchase Plan, 1996 Director Option Plan, 1996 Employee Stock Purchase Plan, Options to Purchase Common Stock Assumed by Registrant Pursuant to an Asset Purchase Agreement with Nuview, 1993 Equity Incentive Plan and 1993 Employee Stock Purchase Plan, Stock Option Agreement, 1997 Equity Incentive Plan of the Kernel Group Incorporated, 2002 Employee Stock Purchase Plan, 2002 International Employee Stock Purchase Plan, and 2002 Directors Stock Option Plan of VERITAS Software Corporation of our report dated January 23, 2001, except for Note 20, insofar as it relates to the year 2000, as to which the date is March 14, 2003, with respect to the consolidated financial statements and schedule of VERITAS Software Corporation for the year ended December 31, 2000, included in the Annual Report, as amended, on Form 10-K/A of VERITAS Software Corporation for the year ended December 31, 2001.

                                        /s/ Ernst & Young LLP

San Jose, California
March 14, 2003